NAME OF SUBSCRIBER: ____________________

To: CHYRON CORPORATION

5 HUB DRIVE

MELVILLE, NEW YORK 11747

CHYRON CORPORATION

SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

SECTION 1.

1.1 Subscription. The undersigned, intending to be legally bound, hereby subscribes for and agrees to purchase the amount of Series B 8% Subordinated Convertible Debentures (each a "Debenture") issued by Chyron Corporation, a New York corporation (the "Company"), indicated on page 9 hereof. Each Debenture shall be convertible, subject to the limitations imposed by the Rules of the New York Stock Exchange, at the option of the holder thereof, into shares of common stock, par val he "Common Stock") in accordance with the terms set forth in the Form of Debenture, a copy of which is attached hereto as Exhibit A.

1.2 Purchase of Debentures. The undersigned understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Debentures, if any, shall be one-thousand United Stated Dollars ($1,000) per Debenture. Payment for the Debenture(s) shall be made by certified check or wire transfer in accordance with the instructions of the Company, together with an executed copy of this Agreement and any other required documents.

SECTION 2.

2.1 Acceptance or Rejection.

(a) The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Debenture(s) in whole or part in any order, if, in its reasonable judgment, it deems such action in the best interests of the Company, at any time prior to the applicable Closing (as defined herein), notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

(b) The undersigned understands and agrees that subscriptions may be revoked provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least two business days prior to the applicable Closing.

(c) In the event of rejection of this subscription, or in the event the sale of the Debenture(s) subscribed for by the undersigned is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest thereon or deduction therefrom.

2.2 Closing; Closing Date.

The initial closing shall take place at the offices of the Company or such other place as determined by the Company, on such date as is set by the Company. The Company's acceptance of the undersigned's subscription shall be evidenced by the Company's execution of this Agreement and execution of the Debenture(s) subscribed for. Subsequent closings, if any, will be held at such times, and in such places, as are determined by the Company (each a "Closing"). At the Closing of the purchase and sale of the Debenture(s) subscribed to by the undersigned, the Company shall prepare for delivery to the undersigned the certificate(s) for the Debenture(s) to be issued and sold to the undersigned, duly registered in the undersigned's name against payment in full by the undersigned of the aggregate principal amount of the Debenture(s).

SECTION 3

3.1 Investor Representations and Warranties.

The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a) The undersigned is acquiring the Debenture(s) for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Debenture(s), or the Common Stock into which same may convert, for which the undersigned is subscribing.

(b) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(c) The undersigned acknowledges his understanding that the offering and sale of the Debentures is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the undersigned represents and warrants to and agrees with the Company and its affiliates as follows:

(i) The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Debenture(s) for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

(ii) The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

(iii) ___________________________________ (insert name of Purchaser Representative: if none, so state) has acted as the undersigned's Purchaser Representative for purposes of the private placement exemption under the Securities Act. If the undersigned has appointed a Purchaser Representative (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D), the undersigned has been advised by his Purchaser Representative as to the merits and risks of an investment in the Company in general and the suitability of an investment in the Debenture(s) for the undersigned in particular; and

(iv) The undersigned (together with his Purchaser Representative(s), if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Debenture(s). If other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Debenture(s).

(d) The undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D, a copy of which is attached hereto as Exhibit B.

(e) The undersigned and his Purchaser Representative(s), if any:

(i) Have been furnished with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all Quarterly Reports on Form 10-Q filed thereafter to date, including all exhibits thereto, and any documents which may have been made available upon request for a reasonable period of time prior to the date hereof (collectively, the "Documents"). The undersigned or his Purchaser Representative(s) have carefully read the Documents and have relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Documents (including all exhibits thereto);

(ii) Have been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Debentures, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii) Have been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Debentures and other matters pertaining to this investment, and have been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for him to evaluate the merits and risks of purchase of the Debenture(s) to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv) Have not been furnished with any oral representation or oral information in connection with the offering of the Debentures which is not contained herein or in the Documents; and

(v) Have determined that the Debenture(s) are a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of such investment.

(f) The undersigned is not relying on the Company, or its affiliates with respect to economic considerations involved in this investment. The undersigned has relied on the advice of, or has consulted with only those persons, if any, named as Purchaser Representative(s) herein. Each Purchaser Representative is capable of evaluating the merits and risks of an investment in the Debentures and each Purchaser Representative has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between himself and the Company or any affiliate or subsidiary thereof.

(g) The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the Debenture(s), or the Common Stock into which the Debenture(s) may convert, without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of his purchase because, among other reasons, the Debenture(s), and the Common Stock into which the Debenture(s) may convert have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the undersigned is aware that the Debenture(s) and Common Stock into which the Debenture(s) may convert are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The undersigned also understands that, except as otherwise provided herein, the Company is under no obligation to register the Debenture(s), or the Common Stock into which same may convert, on his behalf or to assist him in complying with any exemption from registration under the Securities Act or applicable state securities laws. The undersigned further understands that sales or transfers of the Debenture(s), or the Common Stock into which same may convert, are further restricted by state securities laws and the provisions of this Agreement.

(h) No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Debentures the undersigned is not relying upon any representations other than those contained herein.

(i) Any information which the undersigned has heretofore furnished to the Company with respect to his financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information he will immediately furnish such revised or corrected information to the Company.

(j) The undersigned understands and agrees that the certificates for the Debenture(s), or the Common Stock into which same may convert, shall bear, substantially, the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such securities be may sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

(k) The undersigned understands that an investment in the Debentures is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(l) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Debentures will not cause such overall commitment to become excessive.

(m) The foregoing representations, warranties and agreements shall survive the Closing.

SECTION 4

4.1 Company Representations and Warranties.

The Company hereby acknowledges, represents and warrants to, and agrees with, the undersigned as follows:

(a) Chyron Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

(b) The Company has taken, or will take with respect to Section 5.2 hereof only, all corporate action necessary for the authorization, execution and delivery of this Agreement, and for the performance by the Company of its obligations (including without limitation its obligations under Section 5.2 hereof) under this Agreement and the Debenture(s) to be issued in connection herewith. This Agreement, and the Debenture(s) to be issued in connection herewith, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution, delivery and performance of this Agreement, including the appointment of the undersigned to the Board of Directors pursuant to Section 5.2 hereof, and the issuance of the Debenture(s), by the Company will not result in a breach of or default under the articles of incorporation, bylaws of the Company or any material contract or agreement to which the Company is a party.

SECTION 5.

5.1 Registration Rights.

(a) The Company covenants and agrees that it will use its best efforts to file a registration statement with the United States Securities and Exchange Commission (the "SEC"), relating to the sale of the shares of Common Stock underlying the Debentures (the "Registrable Securities"), within 120 days after the final Closing. In addition, the Company further covenants and agrees that it will (i) use its best efforts to have such registration statement declared effective by the SEC in a timely manner, and (ii) maintain the effectiveness of the registration statement until such time as all Registrable Securities have been sold. The Company shall not be obligated to effect and maintain more than one registration under this Section 5.1(a). Assuming such registration statement is declared effective by the SEC and such registration remains effective in accordance with this Section 5.1(a), holders shall have no further registration right pursuant to this Section 5.1(a).

(b) The Company has agreed that the all expenses incurred with a registration statement pursuant to this Section 5 (exclusive of underwriting discounts and marketing expenses), including without limitation all federal and "blue sky" registration and qualification fees, printer's and accounting fees, shall be borne by the Company.

SECTION 6.

6.1 Indemnification of the Company.

(a) The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees, agents and affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

(b) In addition to the indemnity in Section 6.1(a) above, the holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from written information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement; provided, however, that each holder shall be liable under this Section 6.1(b) only up to and including the principal amount of the Debenture(s) purchased by such holder.

6.2 Indemnification of Holders of Registrable Securities. In connection with any registration statement filed pursuant to Section 5.1(a) hereof, the Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors and agents and each person who controls such holder of Registrable Securities against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in such registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they made, not misleading.

6.3 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.4 Notices. All notices, authorizations, demands or requests required or permitted to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission (with receipt confirmed by automatic transmission report), if sent by a nationally-recognized overnight courier with charges prepaid, if sent by registered or certified mail, return receipt requested and postage prepaid (or by the most nearly comparable method if mailed from or to a location outside the United States), or addressed as follows:

If to the Company, to:

Chyron Corporation

5 Hub Drive

Melville, New York 11747

Attn: President

Fax: (516) 845-5210

With copies (which copies shall not constitute notice) to:

Camhy Karlinsky & Stein LLP

1740 Broadway

New York, New York 10019

Attn: Robert S. Matlin, Esq.

Fax: 212-977-8389

If to the undersigned, to: the address shown on page 10 or 11 hereof;

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 6.4. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile transmission (with receipt confirmed by automatic transmission report), on the date of such transmission, (iii) in the case of a nationally-recognized overnight courier, on the next business day after the date when delivered to such courier, and (iv) in the case of mailing (or by the most nearly comparable method if mailed from or to a location outside the United States), on the third business day following that on which the piece of mail containing such communication is posted; provided, however, that three additional business days shall be added to the time any notice or communication sent from or to a location outside the United States shall be deemed to have been received in (iii) or (iv) above.

6.5 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

6.6 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

6.7 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein .

6.8 Assignability. This Agreement is not transferable or assignable by the undersigned.

6.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles of such State.

6.10 Pronouns. The use herein of the masculine pronouns "he", "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the _____ day of __________, 1999.

	X $1,000 Per Debenture	= $
Debentures Subscribed For		Purchase Price

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit Sharing Plan Date Opened:
2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for Under the Uniform Gift to Minors Act of the State of
3.	Community Property	9.	Married with Separate Property
4.	Tenants in Common	10.	Keogh
5.	Corporation/Partnership/ Limited Liability Company	11.	Tenants by the Entirety
6.	IRA

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.

INDIVIDUAL SUBSCRIBES MUST COMPLETE PAGE 11.

SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 12.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

__________________________________
Name: (Please Print)	Name of Additional Purchaser: (Please Print)
Residence: Number and Street	Address of Additional Purchaser: Number and Street
City, State and Zip Code	City, State and Zip Code
Social Security Number	Social Security Number
(Signature)	(Signature)

ACCEPTED this ______ day of ________, 1999 on behalf of the Company.

BY:

Name: Roger Henderson

Title: President and Chief Executive Officer

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, LLC, Etc.)

Name of Entity (Please Print)

____________________________________

Date of Incorporation or Organization: ___________________________________

State of Principal Offices: _____________________________________________

Federal Taxpayer Identification Number: _________________________________

BY:_______________________________

Name:

Title:

[seal]

Attest:

(If Entity is a Corporation)

Address:

______________________________

______________________________

______________________________

ACCEPTED this ______ day of _______, 1999 on behalf of the Company.

BY:

Name: Roger Henderson

Title: President and Chief Executive Officer

EXHIBIT B

DEFINITION OF ACCREDITED INVESTORS

Each investor must represent in writing that he or she qualifies as an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and must demonstrate the basis for such qualification. To be an accredited investor, an investor must fall within any of the following categories at the time of the sale of the Securities to that investor:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company dealer by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) A private business development company as defined in Section 2(a)(22) of the Investment Advisers Act of 1940;

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Debentures, with total assets in excess of $5,000,000;

(4) A director or executive officer of the Company;

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Debentures exceeds $1,000,000;

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(8) An entity in which all of the equity owners are accredited investors (as defined above). As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of (5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to the investor's adjusted gross income, as reported in a federal income tax return, any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.